UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 26, 2006, Heidrick & Struggles International, Inc. (the “Company”) and Bonnie W. Gwin entered into a new employment agreement (the “Agreement”) that replaces an existing employment agreement. The Agreement runs for a term of seventeen months unless further extended or sooner terminated. Pursuant to the Agreement, Ms. Gwin resigns her position as President, Americas and returns full-time to the executive search practice as a Senior Partner. For 2006, Ms. Gwin is entitled to a base salary of $500,000, a management bonus of $375,000 and a Fee/SOB bonus (for work as a search consultant) of $50,000. For 2007, Ms, Gwin is entitled to a base salary of $500,000 and a Fee/SOB bonus of $200,000.

If Ms. Gwin is terminated without cause, or Ms. Gwin terminates her employment for good reason, Ms. Gwin is entitled to severance compensation equal to two times her base salary and Fee/SOB bonus (should such termination occur prior to 31 March 2007) or three-times her base salary and Fee/SOB bonus (should such termination occur between 01 April 2007 and 09 March 2008). The Agreement requires Ms. Gwin to refrain from competing with the Company and soliciting the Company’s customers during her employment and, under defined circumstances, for 6 months following termination. The Agreement also prohibits Ms. Gwin from soliciting any of the Company’s employees, under defined circumstances, for a period of 6 months following termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01 Other Events

On September 26, 2006, the Company issued a press release announcing new regional leadership. Effective October 1, 2006, L. Kevin Kelly, recently appointed Chief Executive Officer of the Company, assumes the additional responsibility of Regional Managing Partner, Americas, replacing Bonnie W. Gwin who has led the Americas region since 2003. In addition, effective October 1, 2006, David Peters has been appointed to the office of Regional Managing Partner, Europe/Middle East/Africa (EMEA); and Gerry Davis has been appointed to the office of Regional Managing Partner, Asia Pacific. Messrs. Peters and Davis were Managing Partners of the Company’s London and Sydney offices, respectively. They replace Mr. Kelly, who previously led both regions before assuming the role of Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Employment Agreement between Bonnie W. Gwin and Heidrick & Struggles, Inc. Dated September 26, 2006

99.2	Heidrick & Struggles International, Inc. Press Release Dated September 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC (Registrant)

Date: September 28, 2006	By:	/s/ K. Steven Blake
	Name:	K. Steven Blake
	Title:	Secretary & General Counsel